                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under Rule 14a-12

                          Amylin Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

2.      Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

4.      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

5.      Total fee paid:


--------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:


--------------------------------------------------------------------------------

7.      Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

8.      Filing Party:


--------------------------------------------------------------------------------

9.      Date Filed:

                          AMYLIN PHARMACEUTICALS, INC.
                             9373 Towne Centre Drive
                               San Diego, CA 92121

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 15, 2002

                         -------------------------------

TO THE STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, May 15, 2002 at 10:00 a.m. local time at the Company's facilities located at 4690 Executive Drive, San Diego, California 92121 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 22, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

San Diego, California                       By Order of the Board of Directors
April 10, 2002
                                            /s/ Joseph C. Cook, Jr.
                                            ----------------------------
                                            JOSEPH C. COOK, JR.
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

--------------------------------------------------------------------------------
 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA TELEPHONE, INTERNET OR MAIL. If you vote via telephone or internet, use the instructions on the enclosed proxy card. If you choose to vote via mail, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. You will need an admission ticket to attend the meeting. An admission ticket and parking pass are included in the back of this proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.
--------------------------------------------------------------------------------

                          AMYLIN PHARMACEUTICALS, INC.
                             9373 Towne Centre Drive
                               San Diego, CA 92121
                              ---------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                              ---------------------
                                  May 15, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's facilities located at 4690 Executive Drive, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 15, 2002, to all stockholders entitled to vote at the Annual Meeting.


Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.


Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on March 22, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 22, 2002 the Company had outstanding and entitled to vote 79,933,346 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.


Voting Via the Internet or by Telephone

     Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

     Please refer to your proxy card to determine if you are eligible to vote either by telephone or via the Internet.

Delivery of this Proxy Statement

     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as your broker, bank, trust or other nominee ("Broker") to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

     This year, many Brokers with account holders who are stockholders of the Company will be "householding" proxy materials. A single proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker or the Company that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If you have consented to "householding" but decide that you would prefer to receive a separate copy of this proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify your Broker or the Company via telephone or in writing, and additional proxy statements or annual reports will be promptly delivered to you. You may also contact your Broker, or the Company at the address in this proxy statement or call the Investor Relations Department at 858-552-2200, ext. 7299, if you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future.

     If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Investor Relations Department. If you currently receive more than one proxy statement or annual report at your household from your Broker and would like to receive only one copy of each in the future, you should contact your Broker.


Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9373 Towne Centre Drive, Suite 250, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. To attend the meeting, a stockholder must bring the admission ticket included in the back of this proxy statement to the meeting. Attendance at the meeting will not, by itself, revoke a proxy.


Future Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 6, 2002. Stockholder proposals submitted outside the processes of Rule 14a-8 will also be considered untimely if submitted after December 6, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     There are seven nominees for the seven Board positions that will be authorized pursuant to the Company's Bylaws as of the date of the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until a successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five directors having been previously elected by the stockholders and two directors, Mr. Gregg and Mr. Wilson, having been elected by the Board.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.


                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


Nominees

     The names of the nominees and certain information about them are set forth below:


Name                                     Age   Position Held With the Company
----                                     ---   ------------------------------
Joseph C. Cook, Jr. .................... 60    Chairman of the Board and Chief Executive Officer
Vaughn D. Bryson (1) (3) ............... 63    Director
Ginger L. Graham (2) (3) ............... 46    Director
Terrence H. Gregg (1) .................. 53    Director
Howard E. Greene, Jr. (2) (3) .......... 59    Director
Jay S. Skyler, M.D. (3) ................ 55    Director
James N. Wilson ........................ 58    Director

----------
(1)   Member of the Compensation Committee

(2)   Member of the Audit Committee

(3)   Member of the Nominating Committee


     Mr. Cook has been our Chairman of the Board and Chief Executive Officer since March 1998. Mr. Cook previously served as a member of our Board, and a consultant to us since 1994. Mr. Cook serves as a director of Boheringer Ingelheim Pharmaceuticals, Inc. and is a founder and serves as Chairman of the Board of Microbia, Inc., a privately held biotechnology company. Mr. Cook is also an officer of Mountain Ventures, Inc., a member of Life Science Advisors, LLC and Cambrian Associates, LLC and a founder of Clinical Products, Inc. Mr. Cook retired as a Group Vice President of Eli Lilly & Company in 1993 after more than 28 years of service. Mr. Cook received a B.S. in Engineering from the University of Tennessee.

     Mr. Bryson has served as a director since July 1999 and serves on the Compensation and Nominating Committees. Mr. Bryson was a 32 year employee of Eli Lilly & Company and served as its President and Chief Executive Officer from 1991 to 1993. He was Executive Vice President from 1986 until 1991, and served as a member of Eli Lilly's board of directors from 1984 until his retirement in 1993. Mr. Bryson was Vice Chairman of Vector Securities International from April 1994 to 1996. Mr. Bryson is President and, with Mr. Cook, a member of Life Science Advisors, LLC. He also serves as a director for the following publicly traded companies: Ariad Pharmaceuticals, Chiron Corporation, AtheroGenics, Inc. and Quintiles Transnational Corp. Mr. Bryson received a B.S. in Pharmacy from the University of North Carolina and completed the Sloan Program at the Stanford University Graduate School of Business.

     Ms. Graham has served as a director since November 1995 and serves on the Audit and Nominating Committees. Since February 2000, Ms. Graham has served as Group Chairman, Office of the President for Guidant Corporation, a medical technology company. From 1995 to 2000, Ms. Graham served as President of the Vascular Intervention Group of Guidant Corporation. She has also served as President and Chief Executive Officer of Advanced Cardiovascular Systems since January 1993. Prior to joining Advanced Cardiovascular Systems, she held various positions with Eli Lilly & Company from 1979 to 1992, including sales, marketing and strategic planning positions. She is a director of and sits on the

Executive Committee for the California Healthcare Institute and is a director of Millennium Pharmaceuticals, Inc. She is also a member of the Committee of
200. Ms. Graham received an M.B.A. from Harvard University.

     Mr. Greene is one of our co-founders and has served as a director since our inception in September 1987. Mr. Greene serves on the Audit and Nominating Committees. Mr. Greene is an entrepreneur who has participated in the founding and/or management of eleven medical technology companies over a 22 year period, including three companies for which he served as chief executive officer. From September 1987 to July 1996, Mr. Greene served as our Chief Executive Officer. He was a full-time employee of Amylin from September 1989 until September 1996, and a half-time employee and Chairman of the Executive Committee until March 1998. From October 1986 until July 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech from March 1979 until its acquisition by Eli Lilly & Company in March 1986, and he was co-inventor of Hybritech's patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974. He is Chairman of the Board of Epimmune, Inc. and a director of Biosite Incorporated. Mr. Greene received an M.B.A. from Harvard University.

     Mr. Gregg has served as a director since October 2001. Mr. Gregg serves on the Compensation Committee. Mr. Gregg has served as Vice President of Medtronic, Inc., a medical technology company, and as President of Medtronic MiniMed, a subsidiary of Medtronic, since August 2001. Mr. Gregg served as President and Chief Operating Officer of Minimed from October 1996 until its acquisition by Medtronic in August 2001. Mr. Gregg joined Minimed as Vice President of Regulatory Affairs and Clinical Research in September 1994 and in 1995 was promoted to Executive Vice President, Operations. Prior to joining Minimed, Mr. Gregg spent the preceding nine years as Vice President of Governmental Affairs for Ioptex Research, the ophthalmic surgical products subsidiary of Smith & Nephew, plc. Prior to joining Ioptex Research, Mr. Gregg was responsible for Regulatory Affairs, Clinical Research and Quality Assurance for divisions of Allergan, Inc. Mr. Gregg currently serves as Chairman of the Health Advisory Board of the School of Policy, Planning and Development at the University of Southern California, and as an Advisory Council Member of the San Fernando Valley Economic Research Center at the California State University Northridge. Mr. Gregg serves on the board of directors of Ocular Sciences, Inc., a manufacturer of contact lenses, and Vasogen, Inc., a developer of immune modulation therapies for treatment of various diseases. Mr. Gregg holds a B.S. from Colorado State University.

     Dr. Skyler has served as a director since August 1999 and serves on the Nominating Committee. He is Professor of Medicine, Pediatrics and Psychology, Director of the Division of Endocrinology, Diabetes and Metabolism and Director of the General Clinical Research Center at the University of Miami in Florida, where he has been employed since 1976. He is also Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases in type 1 Diabetes TrialNet clinical trial network. Dr. Skyler has served as President of the American Diabetes Association, and as Vice President of the International Diabetes Federation. Dr. Skyler is a member of the Florida Governor's Diabetes Advisory Council, and serves on the editorial board of diabetes and general medicine journals. He received his M.D. from Jefferson Medical College, and completed postdoctoral studies at Duke University Medical Center.

     Mr. Wilson has served as a director since March 2002. Mr. Wilson has been a director and Chairman of the board of Corcept Therapeutics Incorporated since 1999. From 1996 to 2001, Mr. Wilson was Chairman of the board of Amira Medical, Inc. and in 2001 was also Chief Executive Officer. From 1990 to 1995, Mr. Wilson was the President and Chief Operating Officer of Syntex Corporation. From 1989 to 1990, Mr. Wilson was Chairman of the Board and Chief Executive Officer of Neurex Corporation and from 1982 to 1988, Mr. Wilson was Chief Executive Officer of LifeScan, Inc. Mr. Wilson received his B.A. and his M.B.A. from the University of Arizona.

Background of Executives Not Described Above

     The names of and certain information regarding the Company's executives as of March 12, 2002 are set forth below:


Name                                 Age   Position Held With the Company
----                                 ---   ------------------------------
Daniel M. Bradbury ................. 40    Executive Vice President
Julia R. Brown ..................... 55    Executive Vice President
Martin R. Brown .................... 54    Senior Vice President of Operations
Joann L. Data, M.D., Ph.D. ......... 57    Senior Vice President of Regulatory Affairs and Quality
                                           Assurance
Orville G. Kolterman, M.D. ......... 54    Senior Vice President of Clinical Affairs
Alain D. Baron, M.D., Ph.D. ........ 48    Vice President of Clinical Research
Mark G. Foletta .................... 41    Vice President of Finance and Chief Financial Officer
Lloyd A. Rowland ................... 45    Vice President, General Counsel and Secretary
Andrew A. Young, M.D., Ph.D.         49    Vice President of Research & Research Fellow

     Mr. Bradbury, one of our executive officers, has served as Executive Vice President since June 2000. He previously served as Senior Vice President of Corporate Development from April 1998 to June 2000 and as Vice President of Marketing from June 1995 to April 1998. From July 1994 to May 1995, Mr. Bradbury served as Director of Marketing for Amylin Europe Limited. Prior to joining Amylin, Mr. Bradbury was employed by SmithKline Beecham Pharmaceuticals from September 1984 to July 1994, where he held a number of positions, most recently as Associate Director, Anti-Infectives in the Worldwide Strategic Product Development Division. Mr. Bradbury holds a B.Pharm. (Hons.) from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education and is a member of the Royal Pharmaceutical Society of Great Britain.

     Ms. Brown, one of our executive officers, joined Amylin as Executive Vice President in June 2000. From February 1995 to October 1999, Ms. Brown was employed by Dura Pharmaceuticals, most recently as Executive Vice President. Before that, Ms. Brown spent over 25 years with Eli Lilly. With Eli Lilly, she held progressively more senior sales and marketing roles in the pharmaceutical division. She served as Vice President of Worldwide Marketing for Hybritech, and as Vice President of IVAC Corporation and General Manager of its Vital Signs Division. Ms. Brown is a member of the board of directors of MediQuest Therapeutics, Inc. She is a graduate of Louisiana Tech University, where she studied microbiology and biochemistry.

     Mr. Brown, one of our executive officers, has served as Senior Vice President of Operations since March 2000. Mr. Brown previously served as Vice President of Operations from October 1998 to March 2000, and as Senior Director, Information Technology from May 1994 to October 1998. Prior to joining the Company, from 1989 to 1993, Mr. Brown was Director, Information Systems, Europe, based in London, England for Eli Lilly. From 1988 to 1989, Mr. Brown was Director, Information Systems for the Medical Devices and Diagnostics Division of Eli Lilly; he served as Director, Information Systems of IVAC Corporation, one of the seven companies in that division, from 1983 to 1988. Mr. Brown received a B.S. in Commerce and Engineering and an M.B.A. in Operations Research from Drexel University.

     Dr. Data, one of our executive officers, has served as Senior Vice President of Regulatory Affairs and Quality Assurance since August 1999. From 1996 to 1999, Dr. Data served as an officer of CoCensys, most recently as Executive Vice President, Product Development and Regulatory Affairs. From 1990 to 1996, Dr. Data held several positions at The Upjohn Company, most recently as Corporate Vice President for Pharmaceutical Regulatory Affairs and Project Management. Previously, she held a number of positions at Hoffmann-La Roche, including Vice President of Clinical Research and Development. Dr. Data has been an adjunct assistant professor in medicine and pharmacology at Duke University Medical Center since 1982 and at Cornell Medical Center since 1987. Dr. Data is a director of Stressgen Biotechnology Company. She earned her M.D. from Washington University School of Medicine and her Ph.D. in Pharmacology from Vanderbilt University.

     Dr. Kolterman, one of our executive officers, has served as Senior Vice President of Clinical Affairs since February 1997. Dr. Kolterman previously served as Vice President, Medical Affairs from July 1993 to February 1997 and Director, Medical Affairs from May 1992 to July 1993. From 1983 to May 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, at the University of California, San Diego Medical Center. Since 1989, he has been Adjunct Professor of Medicine at UCSD. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He was a member of the Diabetes Control and Complications Trial Study Group at the time of its completion in 1993 and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications Study. He is also a past-president of the California Affiliate of the American Diabetes Association. Dr. Kolterman earned his M.D. from Stanford University School of Medicine.

     Dr. Baron has served as our Vice President of Clinical Research since December 1999. Dr. Baron has been clinical Professor of Medicine at the University of California, San Diego, and Clinical VA Staff Physician at the VA Medical Center, San Diego, since 2001. From 1989 to 2000, Dr. Baron worked for the Indiana University School of Medicine, where he served as Professor of Medicine and Director, Division of Endocrinology and Metabolism. Earlier, Dr. Baron held academic and clinical positions in the Division of Endocrinology and Metabolism at University of California, San Diego, and the Veterans Administration Medical Center in San Diego. He is the recipient of several prestigious awards for his research in diabetes and vascular disease, including the 1996 Outstanding Clinical Investigator Award from the American Federation for Medical Research, several from the American Diabetes Association, and is a current National Institutes of Health MERIT award recipient. Dr. Baron is currently Principal Investigator for several diabetes studies, including the Early Diabetes Intervention Program study sponsored by the NIH and Bayer Pharmaceuticals. He earned his M.D. from the Medical College of Georgia, Augusta, and completed postdoctoral studies at the University of California, San Diego.

     Mr. Foletta, one of our executive officers, has served as Vice President of Finance and Chief Financial Officer since March 2000. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, most recently serving as an Audit Manager. Mr. Foletta earned his B.A. in Business Economics from the University of California, Santa Barbara in 1982 and received his California CPA accreditation in 1985.

     Mr. Rowland, one of our executive officers, has served as our Vice President, General Counsel and Secretary since September 2001. Prior to joining Amylin, Mr. Rowland served in various positions at Alliance Pharmaceutical Corp. through August 2001, including as Vice President beginning in May 1999, Secretary beginning in May 1998 and General Counsel and Assistant Secretary beginning in 1993. Earlier, Mr. Rowland served as Vice President and Senior Counsel, Finance and Securities, at Imperial Savings Association for four years. For the previous eight years, he was engaged in the private practice of corporate law with the San Diego, California law firm of Gray, Cary, Ames & Fry, and the Houston, Texas law firm of Bracewell & Patterson. He received a J.D. from Emory University.

     Dr. Young has served as Vice President of Research since October 1998 and as Senior Research Fellow as of March 2002. From 1989 to 1998, he held a number of positions in our Physiology Department, most recently as Vice President of Physiology. Prior to joining Amylin in 1989, Dr. Young was a lecturer in the Department of Physiology at the University of Auckland, New Zealand and a part-time general medical practitioner. From 1984 to 1987, Dr. Young was a Clinical Research Scientist at the National Institutes of Health in Phoenix, Arizona, where he studied insulin resistance and diabetes. He received his M.B., Ch.B. (M.D.) and his Ph.D. in Physiology from the University of Auckland, New Zealand.

Board Committees and Meetings

     During the fiscal year ended December 31, 2001, the Board held seven meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During 2001, the Audit Committee was composed of three non-employee directors: Ms. Graham, Mr. Greene and Vaughn M. Kailian. Mr. Kailian will not stand for re-election as a director in 2002 and therefore will step down from the Audit Committee effective at this year's Annual Meeting. The Audit Committee met five times in 2001. As of the date of this proxy statement, all members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During 2001, the Compensation Committee was composed of three outside directors: Dr. James C. Blair, Mr. Bryson and Mr. Gregg. Mr. Blair will not stand for re-election as a director in 2002 and therefore will step down from the Compensation Committee effective at this year's Annual Meeting. The Compensation Committee met three times in 2001.

     The Board has delegated to the Company's Chief Executive Officer the authority to grant stock options under the Company's 2001 Equity Incentive Plan to employees of the Company that are not executive officers, directors or 10% stockholders of the Company, provided such grants are in accordance with guidelines that have been approved in advance by the Board.

     The Nominating Committee was first formed in February 2001. It develops and maintains lists of the functional needs of directors, and interviews, evaluates, nominates and recommends individuals for membership on the Company's Board. The Nominating Committee will consider nominees from stockholders in accordance with procedures set forth in the Bylaws of the Company. The Nominating Committee is presently composed of six non-employee directors: Ms. Graham and Messrs. Blair, Bryson, Greene, Kailian and Skyler. During 2001, the Nominating Committee met once as part of a regular Board meeting.

     During the fiscal year ended December 31, 2001, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all of the Company's officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements.

                                   PROPOSAL 2

                            RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     Audit Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $83,205.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, Ernst & Young LLP did not provide any information technology consulting services for the Company.

     All Other Fees. During fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $38,254.

     The Audit Committee has determined the rendering of the other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.


                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 12, 2002, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

     Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 79,899,946 shares outstanding on March 12, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission. Except as shown otherwise in the table, the address of each stockholder listed is in care of the Company at 9373 Towne Centre Drive, San Diego, California 92121.

                                                                 Beneficial Ownership
                                                  --------------------------------------------------
                                                                    Shares Issuable
                                                                  Pursuant to Options
                                                                     and Warrants
                                                                  Exercisable Within
                                                   Number of     60 Days of March 12,     Percent of
Beneficial Owner (1)                                 Shares              2002               Total
--------------------                              -----------   ----------------------   -----------
Allen Andersson (2) ...........................    9,707,093                  --             12.2
 62 Sparhawk Lane
 North Conway, NH 03860

Wellington Management Co, LLP (3) .............    5,567,339                  --              7.0
 75 State Street
 Boston, MA 02109

Capital Research & Management Company (4) .....    4,872,930                  --              6.1
 333 South Hope Street
 Los Angeles CA 90071

Farallon Capital Management, LLC (5) ..........    4,050,800                  --              5.1
 One Maritime Plaza, Suite 1325
 San Francisco, CA 94111

James C. Blair (6) ............................    2,717,640              23,000              3.4
Daniel M. Bradbury (7) ........................      326,313             278,078               *
Julia R. Brown (8) ............................      148,677             144,677               *
Martin R. Brown (9) ...........................      351,237             225,755               *
Vaughn D. Bryson (10) .........................      109,013              13,000               *
Joseph C. Cook, Jr. (11) ......................    2,281,536           1,192,324              2.8
Joann L. Data .................................      134,251              91,278               *
Ginger L. Graham (12) .........................      138,600              63,000               *
Howard E. Greene, Jr. (13) ....................    2,179,431              23,000              2.7
Terrence H. Gregg (14) ........................       20,000              20,000               *
Vaughn M. Kailian (15) ........................       63,000              63,000               *
Orville G. Kolterman (16) .....................      531,277             499,942               *
Jay S. Skyler (17) ............................       76,547              54,547               *
James N. Wilson (18) ..........................       22,500              20,000               *

All executive officers and directors as a
 group (16 persons) ...........................    9,255,308           2,857,525             11.2

----------
*     Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the Securities and Exchange Commission. Includes shares issuable pursuant to options and other rights to purchase the Company's shares exercisable within 60 days of March 12, 2002.

(2) This amount includes 2,602,779 shares held by Susan Riecken, Mr. Andersson's spouse.

(3) Derived from information contained on the Form 13G filed by the stockholder for the period ended December 31, 2001. Represents shares held by clients of Wellington Management Co., LLP ("WMC"), which is an investment advisor to such clients. WMC has shared power to vote 4,558,239 shares and shared power to dispose all such shares.

(4) Derived from information contained on the Form 13G filed by the stockholder for the period ended December 31, 2001. Represents shares held by various investment companies to which Capital Research & Management Company ("CRMC") serves as investment advisor. CRMC has no voting power, but has sole dispositive power over such shares.

(5) Derived from information contained on the Form 13G filed by the stockholder as of February 12, 2002. Includes 1,920,300 shares held by certain accounts managed by Farallon Capital Management, L.L.C. ("FCM") and 2,130,500 shares held by certain limited partnerships for which Farallon Partners, L.L.C. ("FP") is the general partner. FCM has shared voting and dispository power for 1,920,300 shares owned by the managed accounts and FP has shared voting and dispository power for 2,130,500 shares owned by the limited partnerships. Certain individuals are managing members of both FCM and FP, and such individuals, FCM and FP disclaim any beneficial ownership of any of the shares.

(6) Includes 109,028 shares held by Dr. Blair, 23,000 shares subject to stock options held by Dr. Blair (which options include 538 unvested stock options exercisable pursuant to early exercise provisions), 2,515,046 shares held by Domain Partners IV, L.P., 60,556 shares held by DP IV Associates, L.P. and 10,000 shares held by Domain Associates. Dr. Blair is a managing member of One Palmer Square Associates IV, LLC ("OPSA IV") and Domain Associates. OPSA IV is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P. Dr. Blair disclaims beneficial ownership of the 2,585,602 shares held by the Domain Partners' entities except to the extent of his pecuniary interest in such shares.

(7) Includes 121,196 unvested stock options exercisable pursuant to early exercise provisions.

(8) Includes 65,850 unvested stock options exercisable pursuant to early exercise provisions.

(9) Includes 86,530 unvested stock options exercisable pursuant to early exercise provisions.

(10) Includes 96,013 shares held by the Vaughn D. Bryson Irrevocable Trust, U-A 1/14/99, of which Mr. Bryson is the sole beneficiary, and 6,310 unvested stock options exercisable pursuant to an early exercise provision. As of March 12, 2002, Mr. Bryson held 6,319 shares of unvested common stock that are subject to a repurchase right in favor of the Company.

(11) Includes 130,752 shares owned by Farview Management, L.P. to which Mr. Cook shares voting and dispositive power with his wife, 228,810 unvested stock options exercisable pursuant to early exercise provisions and 2,056 shares held by Charis Foundation, a charitable organization of which Mr. Cook is the president, which shares he has shared voting and dispositive power with other members of his family. Mr. Cook disclaims beneficial ownership of the Charis Foundation shares.

(12) Includes 538 unvested stock options exercisable pursuant to early exercise provisions.

(13) Includes 80,769 shares held by The Greene Children's Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his wife, Arlene Greene, 2,075,062 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his wife, and 538 unvested stock options exercisable pursuant to early exercise provisions.

(14) Includes 20,000 unvested stock options exercisable pursuant to early exercise provisions.

(15) Includes 538 unvested stock options exercisable pursuant to early exercise provisions.

(16) Includes 4,050 shares owned by Dr. Kolterman's daughter and stepson and 88,629 unvested stock options exercisable pursuant to early exercise provisions.

(17) Includes 7,004 unvested stock options exercisable pursuant to early exercise provisions.

(18) Includes 300 shares held by the Wilson Family Partnership, of which Mr. Wilson is the general partner, 100 shares held in the Scott West Irrevocable Trust, and 100 shares held in the Taylor West Irrevocable Trust, for both of which Mr. Wilson serves as the trustee, and 20,000 unvested stock options exercisable pursuant to early exercise provisions.

                            EXECUTIVE COMPENSATION


Compensation of Directors

     Prior to April 2001, each non-employee director of the Company received a $1,000 attendance fee for each meeting of the Board such director attended. In April 2001, the Board implemented a revised compensation arrangement pursuant to which non-employee directors shall receive an annual retainer of $10,000 payable in equal quarterly installments. Pursuant to a Non-Employee Directors' Deferred Compensation Plan (the "Directors' Deferral Plan"), non-employee directors may elect, on an annual basis, to defer all or a portion of their cash compensation as directors in a deferred stock account pursuant to which the fees are credited in the form of phantom shares of the Company's Common Stock, based on the market price of the stock at the time the fees are earned. Deferred amounts are valued according to fluctuations in the fair market value of the Company's Common Stock. When a participant ceases serving as a director, the participant will be entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock, either in a single, lump-sum payment or in equal annual installments, as determined by the Company in its sole discretion. All non-employee directors chose to defer all of their cash compensation for the period January 1, 2001 through December 31, 2001 through the Director's Deferral Plan. In 2001, $57,000 was deferred into the Directors' Deferral Plan and payments with a total value of $70,781, which was comprised of 7,786 shares of the Company's Common Stock, were paid to one former director under the Directors' Deferral Plan.

     Non-employee directors may also elect to defer all or a portion of their cash compensation through the Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan (the "DC Plan"). The DC Plan is an unfunded plan designed for the purpose of the providing deferred compensation to a select group of the Company's management and highly compensated executives, including officers and non-employee directors, in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA"). Participant's receiving distributions will be taxed at ordinary income tax rates in the year of distribution. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

     Each non-employee director of the Company receives stock option grants pursuant to the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan"). The Directors' Option Plan provides that upon a non-employee director's election to the Board, he will receive an initial nonstatutory stock option to purchase twenty thousand (20,000) shares of the Company's Common Stock (an "Initial Grant"). The Initial Grant will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vests over a period of four years, with one-quarter of such option becoming exercisable one year following the date of grant and the remainder becoming exercisable in equal daily increments over a three-year period. Until May 2001, the Directors' Option Plan provided that subsequent to a person's Initial Grant, each person who is a non-employee director of the Company immediately following each annual meeting of stockholders of the Company occurring on an even year (i.e. 1996, 1998, 2000) shall be granted an option to purchase ten thousand (10,000) shares of Common Stock of the Company, which option shall vest in equal monthly installments over the course of two years (the "Even Year Grant"). In May 2001, the stockholders approved an amendment to the Directors' Option Plan that eliminated the Even Year Grant and instead provided generally that immediately after the 2001 Annual Meeting each non-employee director elected at such meeting was granted an option to purchase 3,000 shares of the Company's Common Stock and thereafter, at each successive annual meeting of stockholders, each non-employee director elected at such meeting will be granted an option to purchase 8,000 shares of the Company's Common Stock, with each such option vesting in equal monthly installments over 12 months and having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

     During the last fiscal year, the Company granted options covering an aggregate of 18,000 shares to six non-employee directors elected at the 2001 Annual Meeting of the Company, at an exercise price per share of $11.03, which was equal to the fair market value of such Common Stock on the date of grant.

Additionally, an option for 20,000 shares was granted to one new director of the Company, at an exercise price per share of $7.32, which was the fair market value of such Common Stock on the date of grant. As of March 12, 2002, 58,068 options had been exercised under the Directors' Option Plan.

     The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

     The following table shows for the fiscal years December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other five most highly compensated executive officers at December 31, 2001 (the "Named Executive Officers"):


                          Summary Compensation Table


                                                                                                 Long Term
                                                   Annual Compensation                      Compensation Awards
                               ----------------------------------------------------------- --------------------
                                                                                                                    All Other
                                                                          Other Annual       Shares Underlying     Compensation
Name and Principal Position    Year   Salary ($)      Bonus ($)       Compensation ($)(1)       Options (#)           ($)(2)
---------------------------    ----   ----------   ----------------- --------------------- -------------------- -----------------
Joseph C. Cook, Jr. .......... 2001    $475,000      $250,000 (3)        $  189,307 (4)           140,000            $ 5,256
 CEO and Chairman of           2000     460,625            --               122,225 (4)           165,000              5,000
 the Board of Directors        1999     375,000            --               190,951 (4)           206,800             17,405

Daniel M. Bradbury ........... 2001     300,000            --                    --                70,000              5,256
 Executive Vice President      2000     281,758       102,100 (5)                --                95,000              5,250
                               1999     189,625            --                    --                77,000              8,466

Julia R. Brown ............... 2001     250,200            --                    --                70,000                 --
 Executive Vice President      2000     145,950            --                    --               142,000                 --
                               1999          --            --                    --                    --                 --

Martin R. Brown .............. 2001     250,200            --                    --                65,000              59,478 (6)
 Senior Vice President of      2000     239,400        99,350 (5)                --                67,000               5,250
 Operations                    1999     184,500            --                    --                66,800               8,280

Orville G. Kolterman ......... 2001     250,200            --                    --                65,000               5,009
 Senior Vice President of      2000     247,383       125,100 (5)                --                65,000               5,250
 Clinical Affairs              1999     233,300            --                    --                53,000              10,337

Joann L. Data ................ 2001     250,200            --                56,011 (7)            65,000               5,256
 Senior Vice President of      2000     198,796            --                44,671 (7)            65,000               2,584
 Regulatory Affairs and        1999      46,550            --                 3,712 (7)            70,000                  --
 Quality Assurance

----------
(1) As permitted by rules promulgated by the SEC, no amounts are shown for any executive officer where the amounts constitute perquisites and do not exceed the lesser of 10% of salary plus bonus or $50,000.

(2) Except for 1999 and as set forth in footnote 6 below with respect to Mr. Brown, all amounts consist of matching contributions made by the Company in Common Stock under its 401(k) plan and represents the fair market value of the Company's Common Stock on the calculation date multiplied by the number of shares. With respect to 1999, the amount also includes distributions to employees from the Phantom Stock Salary Deferral Plan, based on the fair market value of the Company's Common Stock as of May 31, 1999 ($1.313 per share) multiplied by the number of shares of Common Stock distributed and the cash refund generated. For 1999, the All Other Compensation amounts are apportioned as follows:

                                                                      Fair Market Value
                                                                          of Shares
                                                     Common Stock     Distributed Under         Cash
                                                     Distributed        Phantom Stock       Distribution
                                  Value of 401K     Under Phantom      Salary Deferral      From Phantom
                                     Matching        Stock Salary        Plan, as of        Stock Salary
                                  Contributions     Deferral Plan       March 2, 2000       Deferral Plan
             Name                      ($)          (# of shares)            ($)                 ($)
             ----                ---------------   ---------------   -------------------   --------------
Joseph C. Cook, Jr. ..........        $5,004            2,685               $3,525             $8,876
Orville G. Kolterman .........         4,781            1,203                1,580              3,976
Daniel M. Bradbury ...........         4,795              795                1,044              2,627
Martin R. Brown ..............         5,006              709                  931              2,343

----------
(3) Represents bonus paid in accordance with Mr. Cook's employment agreement with the Company.

(4) Represents expenses paid by the Company or reimbursed to Mr. Cook for certain living expenses, associated travel expenses and tax gross-ups related thereto, in accordance with Mr. Cook's employment agreement with the Company.

(5) Represents amount paid pursuant to a Supplemental Incentive Bonus Program adopted in 1998 for certain employees. Under the program, each of the specifically designated employees was eligible to receive a cash bonus equal to 50% of his or her base salary on March 1, 2000, if he or she was continuously employed by the Company on a full-time basis through March 1, 2000, and maintained a performance rating of "good" or better.

(6) $54,222 represents a special bonus paid to Mr. Brown to cover certain expenditures by Mr. Brown and an associated tax gross-up.

(7) Represents certain expenses paid by the Company or reimbursed to Ms. Data for certain living expenses, associated travel expense and tax gross-ups related thereto, approved by the Company.


                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1991 Stock Option Plan (the "1991 Option Plan") and its 2001 Equity Incentive Plan (the "2001 Incentive Plan"). As of March 12, 2002, options to purchase a total of 4,356,346 shares were outstanding under the 1991 Option Plan. As of March 12, 2002, options to purchase a total of 2,255,133 shares were outstanding under the 2001 Incentive Plan and options to purchase an additional 1,920,746 shares remained available for grant under the 2001 Incentive Plan. The 1991 Plan has expired and no additional options may be granted thereunder.

     The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                     Option/SAR Grants in Last Fiscal Year


                                       Individual Grants                                   Potential Realizable
                               ----------------------------------                            Value at Assumed
                                   Number of        % of Total                             Annual Rates of Stock
                                  Securities       Options/SARs                              Price Appreciation
                                  Underlying        Granted to     Exercise or              for Option Term (3)
                                 Options/SARs      Employees in    Base Price   Expiration ---------------------
Name                            Granted (#)(1)   Fiscal Year (2)     ($/Sh)        Date      5% ($)     10% ($)
----                           ---------------- ----------------- ------------ ----------- ---------   --------
Joseph C. Cook, Jr. ..........       50,000            2.34%        $ 11.125      3/8/2011  349,944     886,896
                                     90,000            4.22%           5.73      10/4/2011  324,321     821,893
Daniel M. Bradbury ...........       25,000            1.17%          11.125      3/8/2011  174,972     443,448
                                     45,000            2.11%           5.73      10/4/2011  162,160     410,946
Julia R. Brown ...............       25,000            1.17%          11.125      3/8/2011  174,972     443,448
                                     45,000            2.11%           5.73      10/4/2011  162,160     410,946
Martin R. Brown ..............       20,000               *           11.125      3/8/2011  139,978     354,758
                                     45,000            2.11%           5.73      10/4/2011  162,160     410,946
Orville G. Kolterman .........       20,000               *           11.125      3/8/2011  139,978     354,758
                                     45,000            2.11%           5.73      10/4/2011  162,160     410,946
Joann L. Data ................       20,000               *           11.125      3/8/2011  139,929     354,608
                                     45,000            2.11%           5.73      10/4/2011  162,160     410,947

----------
*     Less than 1%.

(1) Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years, subject to acceleration of vesting in the event of a change in control of the Company.

(2) Based on options to purchase 2,311,980 shares of Common Stock granted to employees, including Named Executive Officers, under the 2001 Equity Plan during the fiscal year ended December 31, 2001.

(3) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.


                Aggregated Option/SAR Exercises in Last Fiscal
                      Year, and FY-End Option/SAR Values


                                                              Number of Securities
                                                                   Underlying        Value of Unexercised
                                                                   Unexercised           In-the-Money
                                                               Options/SARs at FY-    Options/SARs at FY-
                             Shares Acquired       Value      End (#) Exercisable/   End ($) Exercisable/
Name                         on Exercise (#)   Realized ($)       Unexercisable          Unexercisable
----                        ----------------- -------------- ---------------------- ----------------------
Joseph C. Cook, Jr. .......            0                0       858,211 / 294,113   $4,052,000 / $805,272
Daniel M. Bradbury ........       27,942          267,621       134,307 / 143,771      359,378 /  344,112
Julia R. Brown ............            0                0        60,624 / 150,951            0 /  153,450
Martin R. Brown ...........        8,871           88,972       128,419 /  97,709      588,282 /  160,250
Orville G. Kolterman ......        5,000           40,310       393,969 / 116,076    2,009,514 /  290,267
Joann L. Data .............       39,476          262,121        29,270 / 131,254            0 /  356,129

Employment, Severance and Change of Control Arrangements

     From 1994 to 1998, Joseph C. Cook, Jr. served as a consultant to the Company under various consulting agreements under which Mr. Cook received cash compensation and was granted non-qualified stock options. In connection with one of his consulting agreements with the Company in January 1995, the Company also entered into a phantom stock unit agreement with Farview Management Co., L.P.

("Farview"), a consulting firm of which Mr. Cook is a general partner (the "Phantom Stock Agreement"). Pursuant to the agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of the Company's Common Stock ("Phantom Stock Units"). The Phantom Stock Agreement provides that on the date Mr. Cook ceases to be a consultant to or director of the Company (the "Termination Date"), the Company will pay Farview the fair market value of the Phantom Stock Units in cash or shares of the Company's Common Stock, at the election of the Company. The fair market value of each Phantom Stock Unit is to be determined based on the closing price of a share of the Company's Common Stock as quoted on the Nasdaq National Market on the last trading day prior to the Termination Date.

     In March 1998, Mr. Cook accepted a position as Chairman of the Board and Chief Executive Officer of the Company. In connection with his appointment, Mr. Cook entered into an agreement with the Company pursuant to which his annual salary was set at $375,000. Under the terms of his agreement, Mr. Cook is eligible to receive an annual merit bonus of up to $250,000, payable upon the achievement of goals and milestones to be set by the Compensation Committee. In addition, Mr. Cook's agreement provides that the Company will reimburse Mr. Cook or pay for certain living expenses, associated travel expenses and tax gross-up payments related thereto. Mr. Cook was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's Option Plan at an exercise price of $2.656 per share. The option vested as follows: 200,000 of the option shares vested in equal monthly installments over the twelve months following Mr. Cook's employment start date; and the remaining 300,000 option shares vested in equal monthly installments over the following thirty-six months. In addition, Mr. Cook's agreement provides that vesting of the option will be accelerated in full upon a change in control of the Company in accordance with the Company's standard vesting acceleration provisions.

     Mr. Cook's employment agreement also provides that the outstanding non-qualified stock options granted to Mr. Cook in connection with the consulting, arrangements with the Company which were vested as of his employment start date will remain outstanding and exercisable in accordance with their terms for so long as Mr. Cook remains employed by the Company and for twelve months thereafter, or for such longer period as is provided under the terms of those options.

     In connection with Joann L. Data's employment with the Company, the Company has agreed to pay or reimburse Ms. Data for certain living expenses, associated travel expense and tax gross-ups approved by the Company.

     In February 2001, the Company adopted the Change in Control Employee Severance Benefit Plan (the "Severance Plan"). The Severance Plan provides certain designated employees of the Company or certain affiliates, if any, who hold the position of Vice President, or any position senior to vice president, with certain benefits in the event such employee ceases employment with the Company without cause or under certain specified circumstances and within 90 days prior to, or within 13 months following the effective date of certain specified change of control transactions. An eligible employee will receive continuation of salary for 18 months (24 months in the case of the president or chief executive officer of the Company) in normal regular monthly installments and any bonus such employee would otherwise have received under the Company'sannual cash bonus planthen in effect; provided, however, an employee is only entitled to such benefits if he or she does not have a separate individual agreement with the Company regarding change of control or severance benefits (other than any agreement regarding equity incentive plans or arrangements, which shall not be superceded by this Severance Plan). As of March 12, 2002, no eligible employees had separate agreements with the Company regarding change of control or severance benefits that supersede the Severance Plan.

2001 Equity Incentive Plan

     The Company has its 2001 Incentive Plan to provide equity incentives to the Company's directors, employees, and consultants. The 2001 Incentive Plan allows the Company to grant incentive stock options, nonstatutory stock options, stock bonuses, and rights to acquire restricted stock (collectively "awards"). Incentive stock options granted under the 2001 Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Board administers the 2001 Incentive Plan. Subject to the provisions of the 2001 Incentive Plan, the Board has the power to construe and interpret the 2001 Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

     An aggregate of 4,175,999 shares of Common Stock have been reserved for issuance under the Incentive Plan, of which options for 2,373,255 shares have been granted. However, the share reserve under the 2001 Incentive Plan, determined at any time, will be automatically increased without any further action by the Board or stockholders by an amount equal to the number of shares of Common Stock subject to any outstanding option under the Company's 1991 Option Plan that expires or is terminated or canceled following the date that the 2001 Incentive Plan was approved by the Board, which cannot exceed a total increase of 5,275,689 shares. Additionally, the shares of the Company's Common Stock subject to such expired, terminated or cancelled options, shall be subtracted from the then current share reserve under the 1991 Option Plan as they are added to the share reserve under the 2001 Incentive Plan. If awards granted under the 2001 Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the 2001 Incentive Plan. If the Company reacquires unvested stock issued under the 2001 Incentive Plan, the reacquired stock will again become available for reissuance under the 2001 Incentive Plan for awards other than incentive stock options. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases, may not be less than 110% of such fair market value. Options granted under the 2001 Incentive Plan may become exercisable in cumulative increments as determined by the Board.

     In addition, it is expected that the options granted to officers under the 2001 Incentive Plan will include certain change in control provisions. Pursuant to these provisions, if, within 90 days prior to, or within 13 months following the effective date of certain specified change in control transactions, an officer ceases employment with the Company without cause (as defined therein) or under certain other specified circumstances, then generally the vesting and exercisability of the options an officer holds that were issued under the 2001 Incentive Plan shall accelerate in full or any reacquisition or repurchase right of the Company acquired pursuant to any early exercise of such options, if permitted, shall lapse in full.

     No more than an aggregate of 1,000,000 shares of stock may be awarded as stock bonuses under the terms of the 2001 Incentive Plan. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an affiliate of the Company without any additional payment by the recipient of such award.


1991 Stock Option Plan

     The Company's 1991 Option Plan expired in 2001 and no shares remain available for future grant; however, stock options issued prior to the expiration remain outstanding. The 1991 Option Plan provided for the grant of both incentive and nonqualified stock options. Incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

     Under the 1991 Option Plan, the Board provided for the grant of stock options to eligible employees. The Board determined certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the option grant. The exercise price of nonqualified stock options may not be less than 50% of the fair market value of the Common Stock on the date of grant. Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years. However, in October 1998 the Company granted certain options that vest according to the following alternative schedule: 25% vest six months from the date of grant and the remainder vest daily over the following 18 months, and from time to time the Company has utilized alternative vesting schedules. Certain options granted under the 1991 Option Plan also are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment.

     Substantially all of the options granted under the 1991 Option Plan provide generally that the shares subject to those options shall immediately vest in full in the event of a change in control of the Company. For those options under the 1991 Option Plan, generally a "change in control" is defined as: (i) any merger, acquisition, consolidation, reorganization or other similar transaction pursuant to which the shareholders of the Company immediately prior to such merger, consolidation, reorganization or other similar transaction do not, immediately thereafter, own more than 50% of the outstanding voting securities of the resulting entity or (ii) any liquidation or dissolution of the Company or any sale of all or substantially all of the assets of the Company.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2001, James C. Blair, Vaughn D. Bryson and Terrence H. Gregg served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee was at any time during the 2001 fiscal year or previously an officer or employee of the Company or its subsidiary. None of the Company's executive officers serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or the Compensation Committee.


               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation arrangements.

Compensation Objectives and Implementation

     The objectives of the Company's executive compensation arrangements are to attract and retain the services of key management and to align the interests of its executives with those of the Company's stockholders. The Committee endeavors to accomplish these by:

    o Establishing compensation arrangements that are adequate to attract and retain the services of key management personnel and that deliver compensation commensurate with the Company's performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry.

    o Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than solely as employees.

    o Rewarding executives if stockholders receive an above-average return on their investment over the long term.

Compensation Mix and Measurement

     A significant portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The Company's executive compensation mix generally consists of a salary which in the Committee's opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on Company and individual performance and stock options that are intended to provide long-term incentives tied to increases in the value of the Company's Common Stock.

     Salary. Salary is targeted at competitive levels within the biotechnology industry. For the purpose of establishing these levels, the Company compares itself to a selected group of biotechnology companies in stages of development similar to that of the Company. The companies included in the survey are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement.

     Although the compensation (salary and bonus) surveys referred to above and the market indices included in the performance graph are broad and include companies in related industries, the surveys and indices were created for different purposes and accordingly are not comparable.

     For fiscal 2001, the Committee established target total compensation levels applicable to each executive officer based on data generated in the surveys. The Committee made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company's need to attract and retain talented executive officers.

     The Committee then considers the level of responsibility, experience and contributions of each executive officer and sets each officer's salary taking into account the target compensation, recent corporate performance (based on the factors discussed above) and the Committee's evaluation of individual performance. For fiscal 2001, only one executive officer's salary was increased as the salary of the other executive officers were generally at or near the median target total compensation levels determined through the surveys.

     Annual Cash Bonus. The Committee, as frequently as circumstances warrant, evaluates the Company's corporate performance based on achievement of established strategic, scientific and financial goals. In 1997, the Company implemented a cash bonus program for officers and full-time non-officer employees based on corporate and individual performance. The Company did not pay an annual cash bonus for corporate and individual performance for 1998, 1999 or 2000 under that program. However, in 2000 the Company did pay cash bonuses to selected executives under the terms of an employee retention bonus plan adopted in 1998 and, in 2001, the Company paid a bonus to the Chief Executive Officer in accordance with his employment agreement.

     Beginning in 2001, the Company's annual cash bonus program was revised to provide greater bonus differentiation based on individual performance, however, corporate performance remains the primary determinant for the bonus and all officers as well as all non-officer employees remain eligible. For 2001, the specific corporate performance goals were not achieved and no cash bonuses were paid for the year. The corporate objectives for the year 2002 have been established and approved by the Board.

     Long-Term Incentives. Long-term incentives are provided to executives through the Company's equity incentive program, which consists primarily of its recently expired 1991 Option Plan, 2001 Incentive Plan, its recently expired 1991 Employee Stock Purchase Plan (the "1991 Purchase Plan"), and the 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan") recently approved to replace the expired 1991 Purchase Plan.

     Stock options under both the 1991 Option Plan and the 2001 Incentive Plan have a term of 10 years and are generally tied to the market valuation of the Company's Common Stock, thereby providing an additional incentive for executives to build stockholder value. In addition, stock options are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from these stock options only if strategic goals are achieved and the Company's Common Stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stockholder value.

     Option grant levels to executive officers are subjectively determined by the Committee after considering stock option grant data taken from the compensation surveys referred to above, as well as the level of responsibility, experience and contributions of each executive officer. Generally, the Committee expects to grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of such shares that have vested and that remain unvested.

     Additional long-term incentives are provided through the Company's expired 1991 Purchase Plan and the 2001 Purchase Plan approved by stockholders in 2001 in which all eligible employees may acquire Common Stock with up to 15% of their annual compensation. Generally, the 2001 Purchase Plan allows employees to acquire Common Stock at a price equal to the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an employee's participation in such plan or (ii) 85% of the fair market value of a share of Common Stock on the established dates the plan purchases such Common Stock.

     401(k) Matching Contribution. In 1997, the Board of Directors approved a 401(k) matching contribution for all 401(k) plan participants. The match is equal to 50% of a participant's contributions to the plan each year up to a maximum of 3% of a participant's salary. The match is made in the form of Common Stock of the Company. Matching contributions are subject to a vesting schedule based on years of service with the Company.

Chief Executive Officer Compensation

     Joseph C. Cook, Jr. has been the Company's Chairman and Chief Executive Officer since March 1998. Mr. Cook's salary is reviewed annually on the same basis as for the other executives mentioned above. In March 2000, his salary was raised to $475,000 per annum and no further adjustments have been made. Under the terms of his employment agreement, Mr. Cook is eligible to receive an annual merit bonus of up to $250,000, payable upon achievement of goals and milestones set by the Committee. In addition, under the terms of his employment agreement, the Company agreed to reimburse Mr. Cook or pay for certain living expenses, associated travel expenses and tax gross-up payments related thereto. Based on Mr. Cook's performance in 2000, including the filing of the New Drug Application for one of the Company's product candidates, and advancing another product candidate in its development process, Mr. Cook was paid a bonus of $250,000 in 2001. In March 2001, Mr. Cook was granted options to purchase 50,000 shares of Common Stock and in October 2001, he was granted options to purchase 90,000 shares of Common Stock.



                                          COMPENSATION COMMITTEE



                                          James C. Blair
                                          Vaughn D. Bryson
                                          Terrence H. Gregg

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board and operates under a written charter approved by the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU
Section  380).

     In addition, the Audit Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors.


                                          THE AUDIT COMMITTEE



                                          Ginger L. Graham
                                          Howard E. Greene, Jr.
                                          Vaughn M. Kailian

Performance Measurement Comparison(1)

     The following graph compares total stockholder returns of the Company for the past 5 years to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq US") and the Nasdaq Pharmaceutical Index (the "Nasdaq-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market System (the "NMS"). The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NMS. During the period indicated, the Company's Common Stock was traded on the NMS and was a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical, except that from February 1, 1999 through February 9, 2000, the Company's Common Stock was traded on the Nasdaq SmallCap Market. The Company's Common Stock was relisted on the NMS on February 10, 2000.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                ON INVESTMENT FOR PREVIOUS 5 YEARS, 1997-2001(2)


                                                        Nasdaq
                          AMYLN       Nasdaq US     Pharmaceutical
                       -----------   -----------    --------------
12/96 ..............      100.00        100.00          100.00
3/97 ...............       93.27         94.57           94.91
6/97 ...............      105.77        111.90          102.13
9/97 ...............       64.90        130.82          114.59
12/97 ..............       41.83        122.48          103.05
3/98 ...............       21.15        143.34          113.16
6/98 ...............       29.09        147.28          104.36
9/98 ...............       24.52        132.89           98.54
12/98 ..............        3.85        172.68          130.81
3/99 ...............        8.17        193.65          143.43
6/99 ...............        8.65        211.83          146.41
9/99 ...............       36.54        217.11          168.38
12/99 ..............       64.18        320.89          246.64
3/00 ...............      104.33        360.25          302.57
6/00 ...............      116.83        313.24          336.22
9/00 ...............       82.69        288.25          369.19
12/00 ..............       60.58        193.01          307.65
3/01 ...............       76.45        144.08          227.82
6/01 ...............       86.54        169.81          283.02
9/01 ...............       42.54        117.81          228.17
12/01 ..............       70.31        153.15          262.17

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment, including reinvestment of dividends, assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on December 31, 1996.


                              CERTAIN TRANSACTIONS

     On August 24, 2001, the Company entered into a short term loan agreement with Martin R. Brown, Senior Vice President of Operations of the Company, pursuant to which the Company agreed to loan up to $100,000 to Mr. Brown. The loan accrued interest at 6.5% per annum and was due and payable on October 23, 2001. The loan was paid in full on or before October 23, 2001, and the largest amount of indebtedness outstanding during such period was $100,000.

     Mr. Cook owns in excess of 10% of Cambrian Associates LLC, a company that provides professional consulting services to biotech and pharmaceutical companies. In 2001 Cambrian was paid $173,110 for such services and is continuing to provide such services in 2002. Pursuant to an agreement between Mr. Cook and Cambrian, Mr. Cook is not to receive compensation as a result of the relationship between Cambrian and the Company.


                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Joseph C. Cook, Jr.
                                          -------------------------------
                                          JOSEPH C. COOK, JR.
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

April 10, 2002

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001, is available without charge upon written request to: Investor Relations, Amylin Pharmaceuticals, Inc., 9373 Towne Centre Drive, Suite 250, San Diego, California 92121.

AMYLIN (TM)                                                    ADMISSION TICKET
PHARMACEUTICALS                             2002 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------
When:                                    Where:
Wednesday, May 15, 2002                  Amylin Headquarters, Building 2
10:00 a.m. Pacific Time                  4690 Executive Drive
                                         San Diego, CA 92121
--------------------------------------------------------------------------------

This ticket will be required to
admit you to the meeting. Please         ---------------------------------------
print your name and address and          Name
present this ticket at the door.
                                         ---------------------------------------
                                         Address

                                         ---------------------------------------
                                         City, State and Zip Code



                                                     Clip here
--------------------------------------------------------------------------------


AMYLIN (TM)
PHARMACEUTICALS                                       COMPLIMENTARY PARKING PASS

--------------------------------------------------------------------------------


 For complimentary parking, please place this pass on the dashboard of your car when entering the parking lot.

--------------------------------------------------------------------------------


Wednesday, May 15, 2002
10:00 a.m. Pacific Time


Amylin Headquarters, Bldg. 2
4690 Executive Drive
San Diego, CA 92121


Refreshments will be served.






For more detailed directions, please
call (858) 552-2200 and ask for
Shareholder Meeting Services.

                          AMYLIN PHARMACEUTICALS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2002

     The undersigned hereby appoints Joseph C. Cook, Jr., Mark G. Foletta and Daniel M. Bradbury, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's facilities, located at 4690 Executive Drive, San Diego, California, 92121, on Wednesday, May 15, 2002, at 10:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


                            (Continued on other side)

                           (Continued from other side)

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:  To elect directors to hold office until the next Annual Meeting of
             Stockholders and until their successors are elected.

                    FOR all nominees listed below (except as marked to the contrary below).

                    WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Vaughn D. Bryson, Joseph C. Cook, Jr., Ginger L. Graham,
          Howard E. Greene, Jr., Terrence H. Gregg, Jay S. Skyler and James N. Wilson

     To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

--------------------------------------------------------------------------------


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

                         FOR     AGAINST    ABSTAIN

                                 DATED                       , 2002
                                       ----------------------


                                 --------------------------------------------
                                 Name of Stockholder


                                 --------------------------------------------
                                 Signature(s)


                                 --------------------------------------------
                                 Name and Title of Authorized Person
                                 (if applicable)



Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                Please vote, date and promptly return this proxy
                in the enclosed return envelope which is postage
                     prepaid if mailed in the United States.
                If you vote your proxy by Internet or telephone,
                  you do NOT need to mail back your proxy card.